Exhibit 99.1

NEWS RELEASE

Allegheny Technologies Incorporated Corporate Headquarters 1000 Six PPG Place Pittsburgh, PA 15222-5479 U.S.A. www.ATImetals.com	Contact: Dan L. Greenfield 412-394-3004

ATI Restructures Engineered Products Segment and

Comments on Third Quarter 2013

Pittsburgh, PA, October 14, 2013 – Allegheny Technologies Incorporated (NYSE:ATI) today announced a restructuring of its Engineered Products segment and commented on third quarter 2013 business conditions.

ATI has restructured its Engineered Products segment as a result of the previously announced pending sale of its tungsten materials business, and the integration of the previously standalone specialty steel forgings business into ATI Ladish’s forgings operations. In addition, to improve operating efficiencies and reduce costs ATI has integrated its precision titanium and specialty alloy flat-rolled finishing business into ATI Allegheny Ludlum’s specialty plate business. As a result, effective with the reporting of the third quarter 2013 results, ATI will report the results of its tungsten materials business as discontinued operations; the specialty steel forgings business will be included in ATI’s High Performance Metals segment and the precision titanium and specialty alloy flat-rolled finishing business will be included in ATI’s Flat-Rolled Products segment.

Also, ATI has completed a strategic review of its iron castings business and its fabricated components business, two small operations that were part of ATI’s Engineered Products segment. As a result of this review, ATI has closed the fabricated components business and intends to divest its iron casting business. Through the first six months of 2013, these two businesses had revenues of approximately $10 million and a loss before taxes of approximately $9 million. As a result of these strategic actions, ATI will record a non-recurring pre-tax charge of approximately $9 million in the third quarter 2013, primarily related to asset impairment. Results for the fabricated components and iron castings businesses will be reported as discontinued operations beginning in the third quarter 2013.

“These strategic actions are designed to position ATI for improved financial performance in 2014 and beyond, simplify capital allocation decisions, and enhance our focus on ATI’s strategic businesses,” said Rich Harshman, ATI’s Chairman, President and Chief Executive Officer.

Excluding discontinued operations, ATI expects third quarter 2013 sales of approximately $970 million and total segment operating profit in the range of $25 million to $30 million. Third quarter results continued to be negatively impacted by lower shipments associated with many high-value and standard products, lower base-selling prices for many products, and the impact of higher raw material input costs for products with longer manufacturing cycle times not aligned with falling raw material sales indices and surcharges, which continue to negatively impact raw materials cost recovery.

“As expected, challenging conditions continued during the third quarter,” Rich Harshman continued. “Jet engine destocking at OEMs, while beginning to show signs of stabilizing, continued to impact shipments of both mill products and forged and machined components in our High Performance Metals segment. Global economic uncertainties impacted project-related demand for our Flat-Rolled Products segment industrial titanium and nickel-based and specialty alloy sheet and plate products. In addition, due to timing, the stainless steel base-selling price increase effective August 1, 2013 did not have a significant impact on improving the profitability of these products in the third quarter.”

As a result, ATI expects third quarter 2013 results from continuing operations to be a loss of approximately $(0.27) to $(0.30) per share, which includes an additional $(0.04) per share resulting from a lower than normal tax benefit due to the impacts of income taxes reported in domestic and foreign jurisdictions. In addition, ATI third quarter 2013 results for discontinued operations are expected to include the previously discussed non-recurring special charge of approximately $(0.08) per share.

“While we expect business conditions to remain challenging through the end of 2013, we continue to focus on taking actions to keep ATI strongly positioned to deliver on the strong profitable growth opportunities for ATI over the next 3 to 5 years. These actions include: negotiating new and extending existing long-term agreements with strategic customers; positioning our titanium sponge facility in Rowley, Utah to begin the premium grade qualification program; and completing construction of our game changing Flat-Rolled Products segment Hot-Rolling and Processing Facility (HRPF) to initiate and complete the cold- and hot-commissioning process in 2014. We continue to accelerate our cost reduction and lean manufacturing efforts throughout the Company, including the actions discussed in this news release. Finally, we expect to significantly improve our liquidity and financial flexibility with the previously announced sale of our tungsten materials business for $605 million. The transaction, which is subject to customary closing conditions and regulatory approvals, is expected to be completed during the fourth quarter 2013. As a result, we expect to record a significant gain in the fourth quarter 2013 from this transaction.”

ATI will provide live Internet listening access to its conference call with investors and analysts on Wednesday, October 23, 2013, at 8:30 a.m. ET. The conference call will be conducted after the Company’s planned release of third quarter 2013 results. The conference call will be broadcast, and accompanying slides will be available, at www.ATImetals.com. To access the broadcast, go to the home page and select “Conference Call”. Replay of the conference call will be available on the ATI website.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this news release relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty metals; (b) material adverse changes in the markets we serve, including the aerospace and defense, oil and gas/chemical process industry, electrical energy, medical, automotive, construction and mining, and other markets; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management, from strategic investments and the integration of acquired businesses, whether due to significant increases in energy, raw materials or employee benefits costs, project cost overruns or unanticipated costs and expenses, or other factors; (d) volatility of prices and availability of supply of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension plan assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) significant legal proceedings or investigations adverse to us; and (g) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2012, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Building the World’s Best Specialty Materials Company™

Allegheny Technologies Incorporated is one of the largest and most diversified specialty metals producers in the world with revenues from continuing operations of approximately $4.3 billion for the twelve months ended June 30, 2013. ATI has approximately 10,900 full-time employees world-wide who use innovative technologies to offer global markets a wide range of specialty metals solutions. Our major markets are aerospace and defense, oil and gas/chemical process industry, electrical energy, medical, automotive, food equipment and appliance, construction and mining, and machine and cutting tools. Our products include titanium and titanium alloys, nickel-based alloys and superalloys, engineered forgings and castings, zirconium, hafnium, and niobium alloys, grain-oriented electrical steel, stainless and specialty steels, and tungsten materials. The ATI website is www.ATImetals.com.

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